SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2007

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective March 31, 2007, Amerityre Corporation (the “Company”), negotiated the termination of our consulting agreement with Centurion Holdings, LLC (“Centurion”).  The consulting agreement with Centurion required Centurion to consult with and assist us in connection with the development of our operating strategy and business plan. In connection with entering into the consulting agreement, we established an Advisory Group that consisted of Joseph J. Grano, Jr. and Lee Iacocca. The consulting agreement required us to pay Centurion $41,667 per month beginning October 2006 through September 2008.  Pursuant to the terms of the termination, we will pay Centurion a total of $83,334, representing the amounts due under the agreement through January 2007, as a final payment. Centurion has agreed to continue to consult with us on an as-needed basis going forward.

Item 3.02 Unregistered Sales of Equity Securities

Effective April 2, 2007, we completed the private placement of our securities in the form of units (the “Units”) at a price of $14 per Unit for total offering proceeds of $3,662,036. Each Unit consists of four (4) shares of common stock and two (2) warrants for the purchase of common stock, exercisable for two years at an exercise price of $4.50 per share.  We sold an aggregate of 261,574 Units, or 1,046,296 shares and 523,148 warrants. We have agreed to pay a fee of $150,000 to an unrelated third party in connection with the sale of the Units. The securities underlying the Units are subject to registration rights.  We are obligated to use our best efforts to file a registration statement registering the securities underlying the Units sold with the U.S. Securities and Exchange Commission (the “Commission”) not later than 45 days after the closing date of the offering and to use our best efforts to cause the registration statement to be declared effective within 120 days after the closing date (if there are no comments from the Commission) or 180 days (if comments are received from the Commission).  We will bear all of the expenses of the registration.

We have the right to redeem the warrants beginning 90 days after the effective date of the registration statement, if at any time following the effective date, the average closing bid price for the common stock in the over-the-counter market is at least $4.95 per share for the 20 consecutive trading day period ending not more than 15 days prior to notice of redemption of the warrants. Our right to redeem the warrants requires us to give the holders written notice of redemption of not less than 30 days, and is subject to the right of the holders of the warrants to exercise the same in accordance with the terms of the warrants during the redemption period.  The redemption price of the warrants is $0.10 per share.

We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

Item 8.01 Other Events

Effective March 31, 2007, in connection with the termination of the consulting agreement between the Company and Centurion, we have accepted the resignations of Joseph J. Grano, Jr. and Lee Iacocca, the only members of our Advisory Group. The Advisory Group was formed in connection with the consulting agreement with Centurion and no replacements have been named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  April 3, 2007

AMERITYRE CORPORATION

By: /S/ Richard A. Steinke

Richard A. Steinke

Chief Executive Officer and President